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                                                                     EXHIBIT 5.2

McINNES COOPER
----------------------------------------
BARRISTERS SOLICITORS & TRADEMARK AGENTS


                                                         Summit Place
January 23, 2004                                         1601 Lower Water Street
                                                         Post Office Box 730
                                                         Halifax, Nova Scotia
Apache Corporation                                       Canada B3J 2V1
2000 Post Oak Boulevard, Suite 100                       T. 902 425 6500
Houston, TX 77056-4400                                   F. 902 425 6350
                                                         www.mcinnescooper.com


Ladies & Gentlemen:

          RE:  FORM S-4 REGISTRATION STATEMENT
               REGISTRATION NO. 333-107934-01

     We have acted as Nova Scotia counsel to Apache Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed issuance of $350,000,000 aggregate principal amount of 4.375% Notes due 2015 (the "Exchange Securities") of Apache Finance Canada Corporation, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada (the "Issuer"), to be issued under that certain Indenture ("Indenture"), dated as of November 23, 1999, by and between the Issuer, the Company and JP Morgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee, in connection with the exchange offer set forth in the Registration Statement, pursuant to which the Exchange Securities will be issued for a like principal amount of the Issuer's outstanding 4.375% Notes due 2015. We understand that the Exchange Securities issued by the Issuer will be guaranteed by the Company pursuant to a guarantee provided for under the Indenture.

     We have examined:

     (i) the Registration Statement covering the Exchange Securities which we understand has been filed with the United States Securities and Exchange Commission;

     (ii)   an executed copy of the Indenture;


     (iii) the Memorandum of Association and Articles of Association of the Issuer as contained in the minute book of the Issuer made available for our

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McINNES COOPER                                                            Page 2
                                                                January 23, 2004


            inspection on the date hereof, which we assume is complete and accurate in all respects;

     (iv) a resolution signed by the directors of the Issuer on October 29, 1999 with respect to, inter alia, the entering into of the Indenture, which we assume continues in full force and effect unamended as of the date hereof;

     (v) a resolution signed by the directors of the Issuer on May 8, 2003, with respect to, inter alia, the issuance of the Exchange Securities, which we assume continues in full force and effect unamended as of the date hereof; and

     (vi) a certificate of status dated January 23, 2004 issued in respect of the Issuer by the Registrar of Joint Stock Companies for the Province of Nova Scotia;

and such other documents and instruments, and made such other examination of law or fact, as we have deemed necessary or appropriate for the expression of the opinion contained herein.

     For purposes of giving this opinion, we have assumed the following:

     (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

     (b) such documents are within the capacity and powers of, and have been validly authorized, executed and delivered by and are binding on, the parties to them other than the Issuer;

     (c) insofar as any obligation under any document is to be performed in any jurisdiction other than in the Province of Nova Scotia, its performance will not be illegal or unenforceable under the law of that jurisdiction;

     (d) each such document has been duly executed and delivered and constitutes or will constitute legal, valid and binding obligations of the parties under their respective governing laws, enforceable in competent courts of such jurisdictions; and

     (e) the information provided by government officials, agencies and authorities is complete and accurate.

     Based upon the foregoing and subject to the limitations set forth below, it is our opinion that, under current law, the Issuer has the corporate power and authority to issue

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McINNIS COOPER                                                            Page 3
                                                                January 23, 2004


the Exchange Securities and the Exchange Securities have been duly authorized by the Issuer.

     Our opinion herein is limited solely to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein and we express no opinion herein concerning the law of any other jurisdiction.

     We express no opinion as to any matters other than as expressly set forth above and no opinion is to be otherwise implied or inferred herefrom.

     Each of Chamberlain Hrdlicka White Williams & Martin and Sidley Austin Brown & Wood LLP, may rely on this letter and the opinion expressed herein as if each of them were named as an addressee of this letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Yours very truly,

                                             /s/ McINNIS COOPER